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                                  EXHIBIT 32.1
                           SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of USG Corporation (the "Corporation") on Form 10-Q, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William C. Foote, Chairman and Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

October 30, 2006                         /s/ William C. Foote
                                         ---------------------------------------
                                         William C. Foote
                                         Chairman and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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